Exhibit 99.1

FOR IMMEDIATE RELEASE

February 11, 2020	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FIRST QUARTER ENDING DECEMBER 31, 2019

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar, a full-service premium burger bar concept, and Good Times Burgers & Frozen Custard, a regional quick-service restaurant chain today reported financial results for the fiscal first quarter ended December 31, 2019.

Key highlights of the Company’s financial results include:

•	Total Revenues increased 21.5% to $30.8 million for the quarter

•	Total Restaurant Sales for Bad Daddy’s restaurants increased 25.0% to $22.8 million for the quarter

•	The Company opened two Bad Daddy’s restaurants during the first quarter, in Charleston and Columbia, South Carolina

•	Same Store Sales for company-owned Bad Daddy’s restaurants decreased 3.4% for the quarter

•	Total Restaurant Sales for Good Times restaurants increased $0.9 million for the quarter to $7.8 million

•	Same Store Sales for company-owned Good Times restaurants increased 5.8% for the quarter

•	Net Loss Attributable to Common Shareholders was $0.8 million for the quarter

•	Adjusted EBITDA* (a non-GAAP measure) for the quarter was $1.5 million

•	The Company ended the quarter with $3.3 million in cash and $14.4 million drawn against its senior credit facility

Ryan M. Zink, the Company’s Acting Chief Executive Officer, said “I am pleased with the progress our team is making in turning our near-term primary focus towards service, hospitality, and operational excellence within our existing restaurants. Our first quarter of fiscal 2020 saw the addition of two new Bad Daddy’s restaurants, which continue to perform well as our operators embrace the objective to serve our guests with unmatched hospitality from day one. Additionally, we continue to experience same-store sales strength at our Good Times Burgers and Frozen Custard concept as we improve our service speed and order accuracy, while still providing the same high-quality, all-natural burgers our customers have come to expect.”

Mr. Zink continued, “Although we still experienced year-over-year margin erosion in our quarterly results, we made improvements sequentially throughout the quarter and significantly narrowed the year-over-year margin gap from where we ended fiscal 2019. We expect to make additional progress throughout the rest of this year. As a result of our fiscal calendar, we had an extra operating week during the first quarter, which in the current year consisted of fourteen weeks. This extra week contributed approximately $2.5 million of incremental revenues, contributed $0.3 million of incremental adjusted EBITDA, and reduced net loss by $0.2 million for the quarter. Same store sales at Bad Daddy’s continues to be an opportunity that we are keenly focused on, and to support this, beyond our operations initiatives we expect to moderately increase our advertising spending during the second and third fiscal quarters.”

Fiscal 2020 Outlook:

Additionally, the Company updated its guidance for fiscal 2020:

•	Total revenues of approximately $120 to $123 million

•	Total revenue estimates assume generally flat same store sales at Bad Daddy’s initially decreasing by approximately 3% but trending flat by the end of the fiscal year, and at Good Times increasing by an average of approximately 3.5% during the remainder of the fiscal year

•	General and administrative expenses of approximately $8.5 to $8.7 million including approximately $400,000 to $450,000 of non-cash equity compensation expense

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•	The opening of up to one additional Bad Daddy’s Burger Bar during the fourth quarter

•	Net loss of approximately $0.3 to $0.5 million, including approximately $1.2 million of pre-opening costs

•	Total adjusted EBITDA* between $6.3 and $6.5 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $2.8 million including approximately $0.7 million related to the two restaurants opened in October and December 2019.

•	Fiscal year-end long-term debt of approximately $12.2 to $12.7 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its first quarter 2020 financial results on Tuesday, February 11, 2020 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink its Acting Chief Executive Officer and its Chief Financial Officer and Treasurer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 39 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 33 Good Times Burgers & Frozen Custard restaurants focused on fresh, high quality, all-natural products which are located primarily in Colorado.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 24, 2019 filed with the SEC. Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Good Times Restaurants Inc CONTACTS:

Ryan Zink, Acting Chief Executive Officer

Chief Financial Officer and Treasurer (303) 384-1432

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal First Quarter
	(14 weeks)	(13 weeks)
Statement of Operations	2020	2019
Net revenues:
Restaurant sales	$30,593	$25,147
Franchise revenues	221	218
Total net revenues	30,814	25,365

Restaurant Operating Costs:
Food and packaging costs	9,032	7,523
Payroll and other employee benefit costs	11,819	9,553
Restaurant occupancy costs	2,438	1,965
Other restaurant operating costs	3,276	2,670
Pre-opening costs	802	627
Depreciation and amortization	1,079	1,034
Total restaurant operating costs	28,446	23,372

General and administrative costs	2,213	1,974
Advertising costs	546	623
Franchise costs	-	7
Gain on disposal of restaurants and equipment	(19)	(30)
Loss from operations	(372)	(581)

Other expense:
Interest expense, net	(227)	(160)
Other expenses	-	(1)
Total other expense, net	(227)	(161)
Net loss	(599)	(742)
Income attributable to non-controlling interests	(212)	(309)
Net loss attributable to common shareholders	$(811)	$(1,051)

Basic and diluted loss per share	$(0.06)	$(0.08)

Basic and diluted weighted average common shares outstanding	12,597	12,505

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	December 31, 2019	September 24, 2019
Balance Sheet Data
Cash and cash equivalents	$3,292	$2,745

Total assets[1]	$112,886	$59,905

Long-term debt due after one year	14,350	12,850

Stockholders’ equity	$26,586	$27,398

1 Includes approximately $51.9 million of operating lease right of use assets recorded during the first quarter of 2020 as a result of the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	------------------------------------Fiscal First Quarter------------------------------------
	2020	2019	2020	2019

Restaurant sales	$22,813	$18,250	$7,780	$6,897
Restaurants opened during period	2	1	-	-
Restaurants closed during period	-	-	-	-
Restaurants open at period end	37	32	26	26

Restaurant operating weeks	508.6	410.3	364	338

Average weekly sales per restaurant	$44.9	$44.5	$21.4	$20.4

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	---------------------------------------------------------------------------Fiscal Quarter Ended---------------------------------------------------------------------------
	December 31, 2019		December 25, 2018		December 31, 2019		December 25, 2018		Dec 31, 2019	Dec 25, 2018

Restaurant sales	$22,813	100.0%	$18,250	100.0%	$7,780	100.0%	$6,897	100.0%	$30,593	$25,147
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	6,618	29.0%	5,269	28.9%	2,414	31.0%	2,254	32.7%	9,032	7,523
Payroll and benefits costs	8,841	38.8%	6,982	38.3%	2,978	38.3%	2,571	37.3%	11,819	9,553
Restaurant occupancy costs	1,644	7.2%	1,277	7.0%	794	10.2%	688	10.0%	2,438	1,965
Other restaurant operating costs	2,565	11.2%	2,041	11.2%	711	9.1%	629	9.1%	3,276	2,670
Restaurant-level operating profit	$3,145	13.8%	$2,681	14.7%	$883	11.3%	$755	10.9%	$4,028	$3,436

Franchise revenues									221	218
Deduct - Other operating:
Depreciation and amortization									1,079	1,034
General and administrative									2,213	1,974
Advertising costs									546	623
Franchise costs									-	7
Gain on restaurant asset sale									(19)	(30)
Pre-opening costs									802	627
Total other operating									4,621	4,235

Loss from operations									$(372)	$(581)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2020 and fiscal 2019, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Quarter Ended
	December 31, 2019	December 25, 2018
Adjusted EBITDA:
Net loss, as reported	$(811)	$(1,051)
Depreciation and amortization [1]	1,069	993
Interest expense, net	227	160
EBITDA	485	102
Pre-opening expense [1]	801	605
Non-cash stock-based compensation	75	112
Non-recurring severance costs	41	-
GAAP rent-cash rent difference	121	(43)
Gain on disposal of assets	(9)	(9)
Adjusted EBITDA	$1,514	$767

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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1 Depreciation and amortization, and preopening expense have been reduced by any amounts attributable to non-controlling interests.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.